Exhibit 99.1

Media Contact: Teresa Nilsen Hennessy Advisors, Inc. terry@hennessyadvisors.com; 800-966-4354	FOR IMMEDIATE RELEASE

Hennessy Advisors, Inc. Prices Offering of

4.875% Notes Due 2026

October 13, 2021, Novato, CA – Hennessy Advisors, Inc. (the “Company”) (NASDAQ: HNNA) today announced that it has priced an underwritten public offering of $35 million in aggregate principal amount of 4.875% unsecured notes due 2026 (the “2026 Notes”). Oppenheimer & Co. Inc. is acting as book-running manager for the offering and Janney Montgomery Scott LLC is acting as co-manager. The Company also granted the underwriters a 30-day option to purchase up to an additional $5,250,000 in aggregate principal amount of 2026 Notes to cover any overallotments.

The Company expects to list the 2026 Notes on Nasdaq under the trading symbol HNNAZ within 30 days of issuance. They will bear interest at a rate of 4.875% per year payable quarterly on March 31, June 30, September 30, and December 31 of each year, beginning December 31, 2021, and will mature on December 31, 2026. The Company may redeem the 2026 Notes in whole or in part at any time after December 31, 2023.

The Company expects to use the net proceeds from the offering for general corporate purposes, which may include future acquisitions or repurchase of shares of the Company’s outstanding common stock pursuant to a self-tender offer.

The Company is offering the 2026 Notes pursuant to the registration statement on Form S-1 that the Company initially filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2021, and that the SEC declared effective on October 13, 2021. The registration statement includes a prospectus which contains a description of the 2026 Notes and certain risks related to the Company and the 2026 Notes. Investors are advised to carefully read and consider the disclosures made in the prospectus before investing in the 2026 Notes. A copy of the registration statement is available on the SEC’s website and may also be obtained from:

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

FixedIncomeProspectus@opco.com

Supplemental Information

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Hennessy Advisors, Inc.

Hennessy Advisors, Inc. is a publicly traded investment manager offering a broad range of domestic equity, multi-asset, and sector and specialty mutual funds. Hennessy Advisors, Inc. is committed to providing superior service to shareholders and employing a consistent and disciplined approach to investing based on a buy-and-hold philosophy that rejects the idea of market timing.

Forward-Looking Statements

This press release contains “forward-looking statements” for which Hennessy Advisors, Inc. claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations and projections about future events based on currently available information. Forward-looking statements are not a guarantee of future performance or results and are not necessarily accurate indications of the times at which, or means by which, such performance or results may be achieved. Forward-looking statements are subject to risks, uncertainties, and assumptions, including those described in the sections entitled “Risk Factors” and elsewhere in the reports that Hennessy Advisors, Inc. files with the Securities and Exchange Commission. Unforeseen developments could cause actual performance or results to differ substantially from those expressed in, or suggested by, the forward-looking statements. Hennessy Advisors, Inc. management does not assume responsibility for the accuracy or completeness of the forward-looking statements and undertakes no responsibility to update any such statement after the date of this press release to conform to actual results or to changes in expectations.